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                                                                      Exhibit 11

                        COMPUTATION OF EARNINGS PER SHARE
          Dollars and share amounts in thousands, except per share data


                                                       Three Months Ended
                                                            March 31,
                                                        1998        1997
                                                       -------     -------
Income available to common shareholders                $ 9,044     $ 6,683
                                                       =======     =======

Weighted average common shares outstanding              38,145      39,738
Dilutive options                                         6,721       8,991
                                                       -------     -------
Total common stock equivalents                          44,866      48,729
                                                       =======     =======

Basic earnings per share                               $  0.24     $  0.17
                                                       =======     =======

Diluted earnings per share                             $  0.20     $  0.14
                                                       =======     =======






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